The Directors

Sanyi Group Pty Ltd

47 Mount Pleasant Road

NUNAWADING VIC 3311

21 October 2015

Dear Directors

Undertaking to Provide Financial Support to Sanyi Group Pty Ltd

I hereby unconditionally undertake to provide continuing financial support to Sanyi Group Pty Ltd to enable it to meet its liabilities as they fall due for a period of not less than 13 months from June 30, 2015 financial report. The loan of A$217,343.04 as at 30 June 2015 to Sanyi Group Pty Ltd will not be called upon over without giving at least 13 months' notice.

Yours faithfully

....

Andrew Jin

21/10/2015

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